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                                                                    EXHIBIT 10.1
                              COROC HOLDINGS L.L.C.

                       LIMITED LIABILITY COMPANY AGREEMENT

                           Dated as of October 3, 2003

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I Definitions.........................................................3

         SECTION 1.1.   Definitions...........................................3
         SECTION 1.2.   Terms Generally......................................13

ARTICLE II General Provisions................................................14

         SECTION 2.1.   Formation............................................14
         SECTION 2.2.   Members..............................................14
         SECTION 2.3.   Name.................................................14
         SECTION 2.4.   Term.................................................14
         SECTION 2.5.   Purpose; Powers......................................14
         SECTION 2.6.   Place of Business....................................16

ARTICLE III Management and Operation of the Company..........................16

         SECTION 3.1.   Management...........................................16
         SECTION 3.2.   Certain Duties and Obligations of the Members........18
         SECTION 3.3.   Decisions Prior to Closing...........................20
         SECTION 3.4.   Business Plans and Operating Budgets.................21
         SECTION 3.5.   ERISA Matters. ......................................22

ARTICLE IV Other Activities Permitted........................................22


ARTICLE V Capital Contributions; Distributions...............................22

         SECTION 5.1.   Initial Capital Contributions........................22
         SECTION 5.2.   Subsequent Fundings..................................23
         SECTION 5.3.   Distributions Generally..............................24
         SECTION 5.4.   Distribution of Proceeds.............................24
         SECTION 5.5.   Restricted Payments..................................25
         SECTION 5.6.   Reimbursement of Expenses............................25

ARTICLE VI Books and Reports; Tax Matters; Capital Accounts; Allocations.....26

         SECTION 6.1.   General Accounting Matters...........................26
         SECTION 6.2.   Certain Tax Matters..................................27
         SECTION 6.3.   Capital Accounts.....................................28
         SECTION 6.4.   Allocations..........................................28
         SECTION 6.5.   Special Allocations..................................29
         SECTION 6.6.   Tax Allocations......................................30

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ARTICLE VII Dissolution......................................................30

         SECTION 7.1.   Dissolution..........................................30
         SECTION 7.2.   Winding-up...........................................30
         SECTION 7.3.   Final Distribution...................................31

ARTICLE VIII Transfer of Member's Interests..................................31

         SECTION 8.1.   Restrictions on Transfer of Company Interests........31
         SECTION 8.2.   Other Transfer Provisions............................32

ARTICLE IX Right of First Offer..............................................33

         SECTION 9.1.   Exercise of Right of First Offer.....................33
         SECTION 9.2.   Purchase Election Exercised..........................34
         SECTION 9.3.   Purchase Election Not Exercised......................35

ARTICLE X Miscellaneous......................................................36

         SECTION 10.1.   Equitable Relief....................................36
         SECTION 10.2.   Officers............................................36
         SECTION 10.3.   Governing Law.......................................36
         SECTION 10.4.   Successors and Assigns..............................36
         SECTION 10.5.   Access; Confidentiality.............................36
         SECTION 10.6.   Notices.............................................37
         SECTION 10.7.   Counterparts........................................37
         SECTION 10.8.   Entire Agreement....................................37
         SECTION 10.9.   Amendments..........................................38
         SECTION 10.10.   Section Titles.....................................38
         SECTION 10.11.   Representations and Warranties.....................38
         SECTION 10.12.   Guaranties.........................................39

Schedules and Exhibits

Schedule A        Name, Address and Sharing Percentage of Members
Schedule B        Blackstone Member Pursuit Costs Prior to LOI Effective Date
Schedule C        Estimate of Acquisition Costs
Schedule D        Hypothetical Examples of Distributions of Capital Proceeds
Schedule E        Non-Recourse Carve-outs

Exhibit A         Form of Tanger Management Agreement
Exhibit B         Form of Tanger License Agreement
Exhibit C         Form of Management Rights Letter
Exhibit D         Form of ROFO Sale Documents
Exhibit E         Form of Blackstone Guaranty Agreement
Exhibit F         Form of Tanger Guaranty Agreement


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                              COROC HOLDINGS L.L.C.

                  LIMITED LIABILITY COMPANY AGREEMENT, dated as of October 3, 2003, by and between BROC Portfolio L.L.C., a Delaware limited liability company and Tanger COROC, LLC, a North Carolina limited liability company.

                              Preliminary Statement

                  A. COROC Holdings L.L.C. (the "Company") was formed as a limited liability company pursuant to the Act (as defined below).

                  B. The parties hereto now desire to establish their respective rights and obligations as members of the Company.

                                    Agreement

                  Accordingly, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

                                   Definitions

SECTION 1.1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

               "Acquisition  Closing Date" means the date the Company  closes on
          the  acquisition  of  the  Portfolio   under  the  Property   Purchase
          Agreement.

               "Acquisition Costs" means any and all third-party costs, expenses and fees, incurred by any Member, its Affiliates, and the Company and in each case approved by the Members in connection with (i) the due diligence for the Portfolio and the Members' investment in the Company, (ii) the formation of the Company and the preparation, review, negotiation, and entering into of this Agreement and the other organizational and authorization documents for the Company (including all Organizational Expenses) and the negotiation of the Property Purchase Agreement, (iii) the payment of the purchase price and other closing costs required to acquire the Portfolio, (iv) the assumption of the Existing Loan, including assumption fees and expenses and reserves required by the Existing Lender, and (v) reserves as determined by the Members as approved pursuant to a Member Consent. Acquisition Costs shall also include the Acquisition Fee and the Advisory Fee.

               "Acquisition Fee" means a fee in the amount of $7,000,000 payable to Blackstone Real Estate Acquisitions IV L.L.C. and its designees on the Acquisition Closing Date.

               "Act" means the Delaware Limited Liability Company Act, 6 Del. C.ss.ss.18-101, et seq., as it may be amended from time to time, and any successor to such statute.

               "Additional Capital Contribution" means all Capital Contributions made by the Members after the Initial Capital Contributions.

               "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations sections 1.704-1(b)(2)(ii)(b)(3), 1.704-1(b)(2)(ii)(c), 1.704-2(g), and
          1.704-2(i)(5), and (ii) debiting to such Capital Account the items described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5), and
          (6).

               "Advisory Fee" means a fee in the amount of $4,000,000 payable to Compass Advisors on the Acquisition Closing Date.

               "Affiliate" with respect to any Person means any other Person who controls, is controlled by or is under common control with such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean the (i) possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and (ii) ownership, directly or indirectly, of securities representing 50% or more of the value of a corporation or 50% or more of the partnership, membership or other ownership interests (based upon value) of any other Person.

               "Agreement" means this Limited Liability Company Agreement, as it may be amended, supplemented, modified or restated from time to time.

               "Blackstone Guarantor" means BREP.

               "Blackstone Guaranty" means a Guaranty in the form attached to this Agreement as Exhibit E.

               "Blackstone Member" means BROC or any Affiliate of BREP who replaces the foregoing as a Member hereunder.

               "Blackstone REOC" has the meaning set forth in Section 3.5.

               "BROC" means BROC Portfolio L.L.C., a Delaware limited liability company.

               "BREP" means collectively, Blackstone Real Estate Partners IV L.P., Blackstone Real Estate Partners IV.F L.P., Blackstone Real Estate Partners IV.TE.1 L.P., Blackstone Real Estate Partners IV.TE.2 L.P., Blackstone Real Estate Partners IV.TE.3 L.P. and Blackstone Real Estate Holdings IV L.P., each a Delaware limited partnership.

               "BREP Event" means any one of the following events: (i) a Business Combination occurs in which the holders of the partnership interests of BREP immediately prior to such Business Combination own less than 51% of the aggregate partnership interest of the surviving entity after such Business Combination, (ii) all or substantially all of the assets of BREP or the Blackstone Member are sold or otherwise disposed of, directly or indirectly, voluntarily, involuntarily, by operation of law or otherwise, or (iii) a voluntary or involuntary bankruptcy of the Blackstone Member.

               "Business    Combination"   means   a   merger,    consolidation,
          recapitalization or other business combination.

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required to close under the laws of the State of New York and are actually closed.

               "Business Plan" means the annual plan to be adopted by the Company for the renovation, refurbishment, operating, marketing, leasing, refinancing and/or disposition of the Properties, which shall include and incorporate the Operating Budget, as the same may be modified, supplemented or amended pursuant to a Member Consent.

               "Capital Account" has the meaning set forth in Section 6.3(a).

               "Capital Contribution" means the Initial Capital Contributions and the Additional Capital Contributions.

               "Capital Partner" means (i) General Electric Capital Corporation or any Affiliate thereof or (ii) any institutional investor or sophisticated real estate developer or investor which as of the date of any proposed Transfer has a net worth in excess of $50,000,000.

               "Capital Proceeds" means (A) the cash or other consideration received by the Company (including interest on installment sales when received) as a result of (i) any sale, exchange, abandonment, foreclosure, insurance award, condemnation, easement sale or other similar transaction relating to any property of the Company, (ii) any financing or refinancing relating to any property of the Company, and
          (iii) any other transaction which, in accordance with generally accepted accounting principles, would be treated as a capital event, in each case less (B) any such cash which is applied to (i) the payment of transaction costs and expenses, (ii) the repayment of debt of the Company which is required under the terms of any indebtedness of the Company or which has been authorized by a Member Consent, (iii) the repair, restoration or other improvement of Company Assets which is required under any contractual obligation of the Company or which has been authorized by a Member Consent, and (iv) the establishment of reserves as approved pursuant to a Member Consent. "Capital Proceeds" shall also mean any of the foregoing which are received by a Subsidiary to the extent received by the Company as dividends or distributions.

               "Carrying Value" means, with respect to any Company Asset, the asset's adjusted basis for federal income tax purposes, except that the Carrying Values of all Company Assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution, other than pursuant to the initial formation of the Company; (b) the date of the distribution of more than a de minimis amount of Company Assets to a Member; or (c) the date an Interest is relinquished to the Company; provided, however, that adjustments pursuant to clauses (a), (b) and (c) above shall be made only if such adjustments are deemed necessary or appropriate pursuant to a Member Consent to reflect the relative economic interests of the Members. The Carrying Value of any Company Asset distributed to any Member shall be adjusted immediately prior to such distribution to equal its fair market value and depreciation shall be calculated by reference to Carrying Value, instead of tax basis once Carrying Value differs from tax basis. The carrying value of any asset contributed (or deemed contributed under Regulations
          Section 1.704-1(b)(1)(iv)) by a Member to the Company will be the fair market value of the asset at the date of its contribution thereto.

               "Certificate" has the meaning set forth in Section 2.1.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

               "Company" has the meaning set forth in the Preliminary Statement to this Agreement.

               "Company Assets" means all right, title and interest of the Company in and to all or any portion of the assets of the Company and any property (real or personal) or estate acquired in exchange therefor or in connection therewith, including without limitation, the Properties.

               "Contributing  Member"  has the  meaning  set  forth  in  Section
          5.2(c).

               "COP" means COP Holdings LLC, a Delaware limited liability company.

               "Deemed Liquidation" means a deemed sale by the Company and the Property Entities of all of the Properties for the ROFO Valuation Amount, the payment of all Company liabilities (including any prepayment fees or defeasance costs in connection with any Property
          Loan), the payment of a brokerage commission equal to .25% of the ROFO Valuation Amount, followed immediately by a distribution by the Company of the resulting Capital Proceeds from such a sale together with all other Company Assets in accordance with Section 5.4(b).

               "Default  Capital  Contribution"  has the  meaning  set  forth in
          Section 5.2(c).

               "Deposit" means the escrow deposit required to be made by the Company under the Property Purchase Agreement in the amount of $10,000,000.

               "Disposition" has the meaning set forth in Section 9.1(a).

               "Disposition Agreement" has the meaning set forth in Section 9.3(a).

               "Dissolution   Event"   means  any  event  which  would  cause  a
          dissolution of the Company pursuant to Section 18-801(a)(5) of the Act.

               "Down Payment" has the meaning set forth in Section 9.1(b)(ii).

               "Election Notice" has the meaning set forth in Section 9.1(b)(ii)

               "Excess Amount" has the meaning set forth in Section 10.12(b).

               "Existing Borrowers" means collectively, R.R. Hilton Head, Inc., R.R. Park City, Inc., R.R. Lincoln City, Inc., R.R. Foley, Inc., R.R. Laconia, Inc., R.R. Tuscola, Inc., R.R. Bayside, Inc., R.R. Seaside, Inc., R.R. Myrtle Beach, Inc., R.R. Rehoboth, Inc., R.R. Westbrook, Inc. and R.R. Hilton Head II, Inc.

               "Existing GMAC Loan" means the mortgage loan made by the Existing Lender to the Existing Borrowers pursuant to that certain Loan Agreement dated as of June 18, 1998 among the Existing Borrowers and the Existing Lender.

               "Existing Lender" means GMAC Commercial Mortgage Corporation, a California corporation.

               "Fiscal Quarter" means each calendar quarter.

               "Fiscal Year" means the calendar year ending on December 31 of each year.

               "Governmental Requirements" means, collectively, all applicable laws, statutes, ordinances, regulations with force of law, tariffs, judicial or administrative orders with force of law applicable to any Property, and procedural requirements imposed by any political subdivision with force of law, any agency thereof, any regulated public utility company, or other governmental authority regulating or affecting the acquisition, ownership, development, construction, leasing, or operation of any Property or a Member, as applicable.

               "Guarantor" has the meaning set forth in Section 10.12(a).

               "Guaranty" has the meaning set forth in Section 10.12(a).

               "Indemnified Guarantor" has the meaning set forth in Section 10.12(b).

               "Initial  Capital  Contributions"  has the  meaning  set forth in
          Section 5.1(a).

               "Interest Price" means an amount equal to what Offeror would receive if a Deemed Liquidation occurred on the ROFO Closing Date.

               "Interests" means a Member's share of the profits and losses of the Company, a Member's right to receive distributions of Company assets and all other Member's rights or interests in the Company.

               "Investment Account" for each Member means an amount initially equal to zero (i) to which is added the amount of all Capital Contributions made by such Member and (ii) from which is subtracted the amount of any distributions received by such Member pursuant to
          Section 5.4(b)(ii) and 5.4(b)(v).

               "Lender" means any holder of the Property Loan, including, without limitation, the Existing Lender.

               "Liquidator" has the meaning set forth in Section 7.2.

               "Lockout Period" has the meaning set forth in Section 9.1(a).

               "LOI Effective Date" means September 15, 2003.

               "Loss" has the meaning set forth in Section 10.12(a).

               "Manager" shall mean, as of the date hereof, the Tanger Manager, and any subsequent replacement property manager hired by the Company in accordance with the terms of this Agreement.

               "Members" means the Blackstone Member and the Tanger Member and any other Person admitted to the Company as an additional or substitute member of the Company in accordance with the provisions of this Agreement, until such time as such Person ceases to be a member of the Company as provided herein.

               "Member Consent" means (i) prior to the occurrence of a Minimum Return Failure Event, the approval of a matter by the Blackstone
          Member and the Tanger Member and (ii) after the occurrence of a Minimum Return Failure Event, the approval of a matter by the Blackstone Member.

               "Member Nonrecourse Debt" shall have the meaning ascribed to the term "Partner Nonrecourse Debt" in Regulations section 1.704-2(b)(4).

               "Member Nonrecourse Debt Minimum Gain" shall have the meaning ascribed to the term "Partner Nonrecourse Debt Minimum Gain" in Regulations section 1.704-2(i)(2).

               "Member Nonrecourse Deductions" means any item of company loss, deduction, or expenditure under section 705(a)(2)(B) of the Code that is attributable to a Member Nonrecourse Debt, as determined pursuant to Regulations section 1.704-2(i)(2).

               "Minimum  Gain" shall have the  meaning set forth in  Regulations section 1.704-2(d)(1) and shall mean the amount determined by (i) computing for each nonrecourse liability of the Company any gain the Company would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability and (ii) aggregating the separately computed gains. If, pursuant to Regulations sections 1.704-1(b)(2)(iv)(d) or
          1.704-1(b)(2)(iv)(f), Company Assets are properly reflected on the books of the Company at a book value that differs from the adjusted tax basis of such property, the calculation of Minimum Gain pursuant to the preceding sentence shall be made by reference to such book value. For purposes hereof, a liability of the Company is a nonrecourse liability to the extent that no Member or related Person bears the economic risk of loss for that liability within the meaning of Regulations section 1.752-1.

               "Minimum Primary Return" means a per annum return on the Blackstone Member's Investment Account (based on the average daily balance) in the following amounts for the following periods:

                   Periods                                              Return

                   From the Acquisition Closing Date to                 6%
                   but not including the third anniversary of the Acquisition Closing Date

                   From the third anniversary of the                    7%
                   Acquisition Closing Date and
                   thereafter

               "Minimum Return Due Date" means the first day of each Fiscal Quarter, being January 1, April 1, July 1 and October 1 occurring during the term of this Agreement.

               "Minimum Return Failure Event" means if on any Minimum Return Due Date, the Company has insufficient Proceeds to pay and does not pay the Minimum Primary Return to the Blackstone Member accrued through such Minimum Return Due Date.

               "Mutual  Loss  Event"  has  the  meaning  set  forth  in  Section
          10.12(b).

               "Net Income (Loss)" for any Fiscal Year or other period means the taxable income or loss of the Company for such period as determined in accordance with the accounting method used by the Company for federal income tax purposes with the following adjustments: (i) all items of income, gain, loss or deduction allocated pursuant to Section 6.5 (other than the last sentence of Section 6.5(a)) shall not be taken into account in computing such taxable income or loss; (ii) any income of the Company that is exempt from federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (iii) if the Carrying Value of any asset differs from its adjusted tax basis for federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iv) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (v) except for items in (i) above, any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

               "Non-Capital Proceeds" means (x) any cash or other consideration received by the Company other than Capital Proceeds less (y) any such cash that is applied to the establishment of reserves established pursuant to a Member Consent and to expenses of the Company, including debt service on the Property Loan. "Non-Capital Proceeds" shall also mean any of the foregoing which are received by a Subsidiary to the extent received by the Company as dividends or distributions.

               "Non-Contributing Member" has the meaning set forth in Section 5.2(c).

               "Non-Waiving Member" has the meaning set forth in Section 3.3(c).

               "Nonrecourse Deductions" shall have the meaning ascribed to such term in Regulations section 1.704-2(b)(1).

               "Offeree" has the meaning set forth in Section 9.1(b).

               "Offeror" has the meaning set forth in Section 9.1(b).

               "Offeror's Interest" has the meaning set forth in Section 9.1(b)(ii).

               "Offer Period" has the meaning set forth in Section 9.1(b).

               "Operating Budget" means the annual budget, prepared by the Manager, and approved in writing by a Member Consent, and setting forth the estimated capital and operating expenses of the Company and each of the Property Entities for the then-current or immediately succeeding Fiscal year and for each month and each quarter of each such Fiscal Year, in such detail as the Members shall require, as the same may be modified, supplemented or amended pursuant to a Member Consent.

               "Organizational Expenses" means all reasonable third-party costs and expenses pertaining to the organization of the Company and the registration, qualification or exemption of the Company under any applicable federal, state or foreign laws, including fees of counsel to the Company and the Members.

               "Outside Date" has the meaning set forth in Section 9.3(a).

               "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001), as the same may be amended from time to time, and corresponding provisions of future laws.

               "Patriot Act Compliance Procedure" means the policies, procedures and controls approved and adopted by the Company, as the same may be amended from time to time as authorized by a Member Consent, governing the Company's compliance with the Patriot Act and the regulations promulgated from time to time thereunder, and other Governmental Requirements relating to anti-terrorism and anti-money laundering.

               "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, government (or agencies or political subdivisions thereof) and other associations and entities.

               "Portfolio" means those certain retail outlet centers and other properties being acquired by the Company under the Property Purchase Agreement.

               "Portfolio Sellers" means collectively, the Existing Borrowers, Glenwood Industrial Park III LLC, R.R. Kingsburg, Inc., R.R. Westbrook II, LLC and Walnut Hill Holdings II LLC.

               "Primary Return Account" means for each Member, an account to be maintained by the Company for such Member which account shall be credited (increased) daily throughout the term of this Agreement, by an amount equal to the amount of such Member's Investment Account multiplied by 10% per annum, compounding quarterly. The balance of each Member's Primary Return Account shall be debited (reduced) to the extent such Member receives distributions pursuant to Sections 5.4(a)(i), 5.4(a)(ii), 5.4(b)(i) or 5.4(b)(iii). The Primary Return
          Account shall be calculated for the actual number of days elapsed on the basis of a 360 day year.

               "Proceeds" means the collective reference to Capital Proceeds and Non-Capital Proceeds.

               "Property"  means the individual  reference to one or more retail
          outlet  centers  and  other  properties   constituting   part  of  the
          Portfolio.

               "Property Entities" means one or more limited liability companies or other entities which directly own the Properties as of the Acquisition Closing Date and are wholly-owned (directly or indirectly) by the Company.

               "Property  Loan" means the  collective  reference  to one or more loans made to the Property Entities or the Company or any other Person owned directly or indirectly by the Company, secured by a mortgage or deed of trust or other collateral on the Properties or the Company's or such other Person's equity interests in the Property Entities, or any portion thereof, and any extension, amendment, increase, restatement and/or refinancing thereof pursuant to the terms of this Agreement, including without limitation, following the assumption thereof by the Property Entities, the Existing GMAC Loan.

               "Property Management Agreement" means, as of the date hereof, the Tanger Management Agreement, and any subsequent property management and leasing agreement entered into by the Company in accordance with the terms of this Agreement.

               "Property  Manager Event of Default" has the meaning set forth in
          Section 3.1(e).

               "Property Purchase Agreement" means that certain Purchase and Sale Agreement dated as of October 3, 2003 by the Company, as purchaser, and the Portfolio Sellers, as sellers, in connection with the sale of the Portfolio, as the same may from time to time be amended, supplemented or otherwise modified.

               "Proportionate  Liability  Amount"  has the  meaning set forth in
          Section 10.12(b). "Pursuit Costs" means all Acquisition Costs other than (a) the purchase price for the Portfolio and (b) the Deposit.

               "Recourse Obligations" has the meaning set forth in Section 10.12(a).

               "Regulations" means the regulations promulgated under the Code.

               "Rejection   Notice"   has  the  meaning  set  forth  in  Section
          9.1(b)(i).

               "ROFO" has the meaning set forth in Section 9.1(a).

               "ROFO Closing Date" has the meaning set forth in Section 9.2(a).

               "ROFO Escrow Agent" has the meaning set forth in Section 9.1(b)(ii).

               "ROFO  Sale  Documents"  has the  meaning  set  forth in  Section
          9.2(a).

               "ROFO Sale Period" has the meaning set forth in Section 9.3(a).

               "ROFO Valuation Amount" has the meaning set forth in Section 9.1(b).

               "Sale Notice" has the meaning set forth in Section 9.1(b).

               "Secondary Return Account" means for each Member, an account to be maintained by the Company for such Member which account shall be credited (increased) daily throughout the term of this Agreement, by an amount equal to the amount of such Member's Investment Account multiplied by 12% per annum, compounding quarterly. The balance of each Member's Secondary Return Account shall be debited (reduced) to the extent such Member receives distributions pursuant to Sections 5.4
          (a)(i), 5.4(a)(ii), 5.4(b)(i), 5.4(b)(iii),  5.4(b)(iv) or 5.4(b)(vi).
          The Secondary Return Account shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

               "Seller Closing  Condition  Default" has the meaning set forth in
          Section 3.3(c).

               "Sharing Percentage" means the percentage interest of a Member as set forth on Schedule A hereto, as amended from time to time in accordance herewith.

               "Subsidiary" means a limited liability company, partnership or other Person in which the Company is a member, partner or investor or in which the Company otherwise has an interest.

               "Tanger  Event"  means  any one of the  following  events:  (i) a
          Business Combination occurs in which the holders of the outstanding capital stock of the Tanger REIT immediately prior to such Business Combination own less than 51% of the aggregate equity of the surviving entity after such Business Combination or less than 51% of the securities in the surviving entity having the power to elect a majority of the board of directors of the surviving entity, (ii) all or substantially all of the assets of Tanger SPE or the Tanger Member are sold or otherwise disposed of, directly or indirectly, voluntarily, involuntarily, by operation of law or otherwise, or (iii) a voluntary or involuntary bankruptcy of the Tanger Member.

               "Tanger Guarantor" means Tanger Properties Limited Partnership, a North Carolina limited partnership.

               "Tanger Guaranty" means a Guaranty in the form attached to this Agreement as Exhibit F.

               "Tanger License Agreement" has the meaning set forth in Section 3.1(h).

               "Tanger  Management  Agreement"  has the  meaning  set  forth  in
          Section 3.1(e).

               "Tanger Manager" means Tanger Properties Limited Partnership, a North Carolina limited partnership.

               "Tanger Member" means Tanger SPE or any Affiliate of Tanger SPE who replaces Tanger SPE as a member hereunder.

               "Tanger REIT" means Tanger Factory Outlet Centers, Inc., a North Carolina corporation.

               "Tanger SPE" means Tanger COROC, LLC, a North Carolina limited liability company.

               "Tax Matters Member" has the meaning set forth in Section 6.2(a).

               "Transfer" has the meaning set forth in Section 8.1(a).

               "Transferee" shall have the meaning set forth in Section 8.1(b).

               "Waiving Member" has the meaning set forth in Section 3.3(c).

     SECTION 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise, the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The term "hereunder" shall mean this entire Agreement as a whole unless reference to a specific section of this Agreement is made.

                                   ARTICLE II

                               General Provisions

     SECTION 2.1. Formation. The Company was formed on October 1, 2003 by the filing of a Certificate of Formation of the Company in the Office of the Secretary of State of the State of Delaware pursuant to the provisions of the Act. Each Member or its attorney, acting pursuant to a Member Consent, is hereby designated as an authorized Person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company and any amendments and/or restatements thereof (collectively, the "Certificate") and any other certificates necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The execution by any Member or its attorney, acting pursuant to a Member Consent, of any of the foregoing certificates (and any amendments and/or restatements thereof) shall be sufficient.

     SECTION 2.2. Members. Schedule A hereto contains the name, address and Sharing Percentage of each Member as of the date of this Agreement. Schedule A shall be revised from time to time by any Member, acting pursuant to a Member Consent, to reflect the admission or withdrawal of a Member or the transfer or assignment of interests in the Company in accordance with the terms of this Agreement and other modifications to or changes in the information set forth therein.

     SECTION 2.3. Name. The Company shall conduct its activities under the name of COROC Holdings L.L.C. One or more Members, acting pursuant to a Member Consent, shall have the power at any time to change the name of the Company; provided, that the name shall always contain the words "Limited Liability Company" or the letters "L.L.C." Prompt notice of any such change shall be given to each Member.

     SECTION 2.4. Term. The term of the Company commenced on the date of filing the Certificate in accordance with the Act and shall continue in perpetuity, unless sooner dissolved, wound up and terminated in accordance with Article VII.

     SECTION 2.5. Purpose; Powers

     (a) The purpose of the Company shall be (i) to own, directly or indirectly, a 100% membership or partnership interest in, and act as the managing member or general partner of the Property Entities, (ii) to manage, develop, operate, improve, rent, lease, finance, encumber, sell, exchange, dispose of or otherwise deal with the Properties and any direct or indirect interest therein, and (iii) to do all things necessary or incidental to any of the foregoing.

     (b) In furtherance of its purposes, the Company shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, including the following:

     (i) to invest and reinvest the cash assets of the Company in money-market or other short-term investments;

     (ii) to have and maintain one or more offices within or without the State of Delaware, and, in connection therewith, to rent or acquire office space, engage personnel and compensate them and do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

     (iii)to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

     (iv) to engage employees (with such titles and delegated responsibilities as may be determined), accountants, consultants, auditors, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate them as may be necessary or advisable;

     (v) to form or cause to be formed and to own the stock of one or more corporations, whether foreign or domestic, and to form or cause to be formed and to participate in partnerships, limited liability companies and joint ventures, whether foreign or domestic;

     (vi) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incident to carrying out its purposes;

    (vii) to sue, prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment of claims against
          the   Company,   and  to   execute   all   documents   and   make  all
          representations, admissions and waivers in connection therewith;

   (viii) to distribute, subject to the terms of this Agreement, at any time and from time to time to Members cash or investments or other property of the Company, or any combination thereof;

     (ix) to borrow money, whether secured or unsecured, and to make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange and other instruments and evidences of indebtedness, all without limit as to amount, and to secure the payment thereof by mortgage, pledge, or assignment of, or security interest in, the assets then owned or thereafter acquired by the Company;

     (x) to hold, receive, mortgage, pledge, lease, sell, transfer, exchange or otherwise dispose of, grant options with respect to, and otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, all property held or owned by the Company; and

     (xi) to take such other actions necessary or incidental thereto as may be permitted under applicable law.

     SECTION 2.6. Place of Business. The Company shall maintain a registered office at The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other office within the State of Delaware as directed pursuant to a Member Consent. The Company shall maintain an office and principal place of business at c/o Blackstone Real Estate Acquisitions IV L.L.C., 345 Park Avenue, New York, New York, 10154 or at such other place as may from time to time be determined pursuant to a Member Consent as its principal place of business. The name and address of the Company's registered agent as of the date of this Agreement is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                   ARTICLE III

                     Management and Operation of the Company

     SECTION 3.1. Management.

     (a) The management, control and operation of the Company and the formulation and execution of business and investment policy shall be vested exclusively in the Members, and the Members shall exercise all powers necessary and convenient for the purposes of the Company, including those enumerated in Section 2.5, on behalf and in the name of the Company, in accordance with this Agreement.

     (b) Any action to be taken by the Company shall require a Member Consent (except as otherwise expressly provided in this Agreement) before any Member shall have the power to so act for or bind the Company. Except as otherwise provided herein, no Member shall have the right to, and no Member shall, take part in the management or affairs of the Company, nor in any event shall any Member have the power to act or bind the Company in any way unless delegated such power pursuant to a Member Consent.

     (c) Except as otherwise provided in this Agreement, a Member shall not be obligated to abstain from approving or disapproving any matter proposed for a Member Consent because of any interest (or conflict of interest) of such Member (or any Affiliate thereof) in such matter.

     (d) Each Member agrees that, except as otherwise expressly provided herein and to the fullest extent permitted by applicable law, the approval of any proposed action of or relating to the Company, pursuant to a Member Consent as provided herein shall bind each Member and shall have the same legal effect as the approval of each Member of such action.

     (e) Each Member hereby authorizes and directs the Property Entities, pursuant to a Member Consent, to enter into a property management and leasing agreement in connection with the Properties, effective upon the Acquisition Closing Date, with the Tanger Manager in substantially the form attached to this Agreement as Exhibit A, with such changes as may be reasonably requested by any Lender or any Property Entity (the "Tanger Management Agreement"). Subject to the immediately succeeding sentence, the exercise of any consent, approval, waiver or other action by the Company or the Property Entities under the Tanger Management Agreement, including without limitation, an election not to renew or to terminate such agreement, shall require a Member Consent. Upon the occurrence of a " Property Manager Event of Default", the Blackstone Member, acting alone, shall have the right to terminate the Tanger Management Agreement. If the Tanger Management Agreement is
          terminated by the Blackstone Member by reason of the occurrence of a Property Manager Event of Default, the replacement property manager hired by the Company and the terms of its engagement shall be determined by the Blackstone Member subject to the approval by the Tanger Member, such approval not to be unreasonably withheld. As used herein, "Property Manager Event of Default" means the causes for
          termination   specified  in  Section  6.1  of  the  Tanger  Management
          Agreement.

     (f)  Unless otherwise approved by a Member Consent, the Company shall:

          (i) Pay all expenses incurred by the Company and the Property Entities to the extent its revenues are sufficient to do so;

          (ii) Operate and maintain the Properties and the Company in accordance with the Operating Budget and the Business Plan;

          (iii)Maintain the books and records for the Company and the Property Entities in accordance with this Agreement;

          (iv) Operate the business of the Company and the Property Entities in conformity with their respective organizational documents and all material agreements to which such parties are bound;

          (v) Cause the Properties to be acquired, developed, redeveloped, renovated and operated, as the case may be, and operated, free of all liens (except the lien of the Property Loan) and in compliance with (or contesting in the manner provided under applicable law) all applicable Governmental Requirements having jurisdiction over each Property, including those relating to zoning, building, fire, subdivision control, and environmental requirements, including the Americans with Disabilities Act of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C.
               12101, et seq., as hereinafter amended, and applicable variances to any of the foregoing;

          (vi) Obtain all permits, licenses, approvals, and variances required for the ownership, operation, management, repair, development, redevelopment, renovation, improvement and leasing and use of the Properties in accordance with applicable Governmental Requirements and customary local practices;

          (vii)Comply with the insurance requirements under the Property Loan documents; and

          (viii) Comply with the Patriot Act and the Patriot Act Compliance Procedures.

     (g) Upon the occurrence of a Minimum Return Failure Event (i) the management, control and operation of the Company and the formulation and execution of business and investment policy shall no longer be vested in collectively the Blackstone Member and the Tanger Member but shall be vested exclusively in the Blackstone Member and the Blackstone Member shall be entitled to, but shall not be obligated, to exercise any and all powers necessary and convenient for the purposes of the Company, including those enumerated in Section 2.5, on behalf and in the name of the Company, (ii) the Blackstone Member may at its option take any action on behalf of the Company (including without limitation the termination of the Tanger Management Agreement and the Tanger License Agreement as it relates to one or more Properties) and may bind the Company without a Member Consent, including, without limitation, a sale of one or more of the Properties or the Property Entities on terms that the Blackstone Member in its sole discretion deems advisable and (iii) the Tanger Member shall forfeit any rights under Article IX, provided, however, the Blackstone Member shall not have the right to sell any of the Properties or the Property Entities to an Affiliate. A copy of this Agreement and, if applicable, a statement by the Blackstone Member that a Minimum Return Failure Event exists shall be conclusive evidence of the Blackstone Member's right to act on behalf of the Company under this Agreement as against all third parties.

     (h) Each Member hereby authorizes and directs the Property Entities, pursuant to a Member Consent, to enter into a license agreement in connection with the Properties, effective upon the Acquisition Closing Date, with the Tanger Guarantor in substantially the form attached to this Agreement as Exhibit B, with such changes as may be reasonably requested by any Lender or any Property Entity (the "Tanger License Agreement"). Pursuant to the Tanger License Agreement, the name of each Property as currently commonly known shall be amended following the Acquisition Closing Date to include a reference to "Tanger". Subject to the immediately succeeding sentence, the exercise of any consent, approval, waiver or other action by the Company or the Property Entities under the Tanger License Agreement, including without limitation, an election not to renew or to terminate such agreement, shall require a Member Consent. Upon the occurrence of a " Property Manager Event of Default", the Blackstone Member, acting alone, shall have the right to terminate the Tanger License Agreement. If the Tanger License Agreement is terminated by the Blackstone Member by reason of the occurrence of a Property Manager Event of Default, the name of each Property, the decision to enter into any future license agreement with any other entity and the terms of its engagement shall be determined by the Blackstone Member subject to the approval by the Tanger Member, such approval not to be unreasonably withheld.

     SECTION 3.2. Certain Duties and Obligations of the Members.

     (a) Subject to the terms of this Agreement, the Members shall take all action which may be reasonably necessary or appropriate (i) for the formation and continuation of the Company as a limited liability company under the laws of the State of Delaware and (ii) for the development, maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Members shall take all action which is necessary to form or qualify the Company to conduct the business in which the Company is engaged under the laws of any jurisdiction in which the Company is doing business and to continue in effect such formation or qualification. No Member shall take any action so as to cause the Company to be classified for Federal income tax purposes as an association taxable as a corporation and not as a partnership.

     (b) No Member shall take, or cause to be taken, any action that would result in any Members having any personal liability for the obligations of the Company. The Members shall be under a duty as described herein to conduct the affairs of the Company in the best interests of the Company and of the Members including the safekeeping and use of all Company funds and assets and the use thereof for the exclusive benefit of the Company.

     (c) Except as provided in Section 10.12, no Member shall be liable, responsible or accountable in damages or otherwise to the Company or to any other Member for (a) any act performed within the scope of the authority conferred on the Members by this Agreement except for the gross negligence or willful misconduct of such Member in carrying out the obligations of such Member hereunder, (b) such Member's failure or refusal to perform any act, except those expressly required by or pursuant to the terms of this Agreement, (c) such Member's performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Company or (d) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Company selected, engaged or retained in good faith. In any threatened, pending or completed action, suit or proceeding, each Member shall be fully protected and indemnified and held harmless by the Company against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by any such Member in connection with such action, suit or proceeding) by virtue of its status as Members or with respect to any action or omission taken or suffered in good faith, other than liabilities and losses resulting from the gross negligence or willful misconduct of the such Member. The indemnification provided by this paragraph shall be recoverable only out of the assets of the Company, and no Member shall have any personal liability on account thereof.

     (d) The Tanger Member acknowledges that certain actions to be taken by the Blackstone Member may be authorized by and be in accordance with the terms of this Agreement but, nevertheless, under certain circumstances have the affect of impairing or eliminating the value of the Tanger Member's interest in the Company. Such actions include, without limitation, (i) the sale of all of the Properties or the Company's interest in all of the Property Entities after the expiration of the Lock-Out Period or upon a Tanger Event subject to providing the Tanger Member its ROFO pursuant to Article IX or (ii) the sale of one or more of the Properties after a Minimum Return Failure Event as more particularly described in Section 3.1(g). The Tanger Member acknowledges that the Blackstone Member has no obligation (whether arising at law or in equity) to refrain from taking any such actions and the Blackstone Member shall not be liable, responsible or accountable in damages or otherwise to the Tanger Member as a result of any such actions being taken by the Blackstone Member.

SECTION 3.3. Decisions Prior to Closing.

     (a) On the date hereof, the Company shall execute and deliver the Property Purchase Agreement with the Portfolio Sellers. If after the execution of the Property Purchase Agreement and the delivery by the Company of the Deposit either the Blackstone Member or the Tanger Member defaults in its obligations to fund its portion of the Acquisition Cost pursuant to Section 5.1(a), then (i) the defaulting Member shall be deemed to have withdrawn as a Member from the Company, have no further rights or obligations under this Agreement and no further claim or rights with respect to the Deposit or the Property Purchase Agreement and any such claim or rights with respect to such Deposit or the Property Purchase Agreement shall be deemed to have been transferred to the non-defaulting Member, and (ii) the defaulting Member shall be responsible for reimbursing the non-defaulting Member the aggregate amount of all Capital Contributions made or deemed made by such non-defaulting Member, including without limitation, all Capital Contributions made to fund the Deposit.

     (b) Subject to Section 3.3(a), each Member, acting pursuant to a Member Consent, shall have the authority on behalf of the Company to enforce, modify, terminate, make waivers, make all decisions and take all actions under the Property Purchase Agreement. Each Member shall (i) cooperate with the other Member to ensure that the Company complies in a timely manner with its duties and obligations under the Property Purchase Agreement, (ii) consult and cooperate with the other Member in connection with all decisions to be made, all notices to be delivered, all consents and approvals to be given or obtained and all conditions to be satisfied by the Company under the Property Purchase Agreement, and (iii) consult with the other Member to determine all Acquisition Costs reasonably to be made in connection with the acquisition of the Portfolio and the assumption of the Existing GMAC Loan.

     (c) In the event a closing condition of the Portfolio Sellers has not been satisfied as of the Acquisition Closing Date, including if the Portfolio Sellers are in default of any of their material obligations thereunder ("Seller Closing Condition Default"), each Member shall have the option of either waiving such Seller Closing Condition Default or terminating the Property Purchase Agreement pursuant to its terms by the delivery of a termination notice to the other Member promptly after the discovery of such Seller Closing Condition Default. If either Member elects to waive such Seller Closing Condition Default (the "Waiving Member") and the other party elects not to waive such Seller Closing Condition Default (the "Non-Waiving Member"), then the Waiving Member may close on the purchase of the Portfolio without the Non-Waiving Member and (i) the Waiving Member shall reimburse the Non-Waiving Member for its portion of the Deposit and Pursuit Costs that has been incurred or paid by such Non-Waiving Member through the date the Non-Waiving Member elects to terminate the Property Purchase Agreement and (ii) Non-Waiving Member shall be deemed to have withdrawn as a Member from the Company and shall have no further rights or obligations under this Agreement.

     (d) If the Members jointly decide to terminate the Property Purchase Agreement in accordance with its terms, none of the Members shall have any additional rights or obligations under this Agreement (other than such obligations to return the portion of the Deposit and Pursuit Costs provided herein) and the Members shall jointly cause a Certificate of Cancellation for the Company to be filed with the Secretary of State's Office of Delaware promptly after the Members have elected to terminate. To the extent the Deposit is returned to the Company by the Portfolio Sellers following such termination, such Deposit shall be returned to the Members in accordance with their respective Sharing Percentages.

     (e) In the event the Closing of the acquisition by the Company of the Portfolio does not occur, (i) the Blackstone Member shall be responsible for (x) the Pursuit Costs in an amount equal to $516,404 representing such Pursuit Costs incurred by the Blackstone Member prior to the LOI Effective Date and as more particularly set forth on Schedule B attached hereto and (y) two-thirds of the Pursuit Costs incurred by the Company for the period following the LOI Effective Date and (2) the Tanger Member shall be responsible for one-third of the Pursuit Costs incurred by the Company for the period following the LOI Effective Date. Any amounts received from the Portfolio Sellers as an expense reimbursement shall be divided among the Members in a manner consistent with the responsibility for Pursuit Costs as set forth in the immediately preceding sentence.

SECTION 3.4. Business Plans and Operating Budgets.

     (a) The Members have approved an interim Business Plan for the Company for the period expiring December 31, 2003, which Business Plan incorporates an initial Operating Budget. Within 60 days of the Acquisition Closing Date, the Members shall approve the initial Business Plan for the Company, which, upon such approval by the Members, shall supersede the interim Business Plan for the Company.

     (b) Pursuant to the Property Management Agreement, the Manager shall on or before November 15th of each calendar year, prepare and submit to the Members for approval a proposed Business Plan for the ensuing calendar year. The Business Plan shall include, without limitation, each of the following items containing the most current information with regard thereto then available: (i) a comprehensive survey of the market in which each Property is competing, (ii) a detailed description of the renovation, refurbishment, maintenance, repair and management of the Properties, including, without limitation, any planned or required improvements to the Properties, (iii) a forecast of the capital spending requirements of the Company for the succeeding three year period, (iv) a detailed Operating Budget, and (v) a detailed marketing report.

     (c) Not later than 30 days after receipt by the Members of the proposed Business Plan, either Member may deliver a notice to the other stating that such Member objects to any information contained in or omitted from such Business Plan and setting forth the nature of such objection. Upon receipt of such notice, the Members shall in good faith attempt to resolve any differences with respect to the proposed Business Plan.

     (d) If a Business Plan for any calendar year has not been approved by January 1st of that year, the Company shall continue to operate under the Business Plan for the previous year until a new Business Plan, as provided in this Section 3.4, is approved by the Members acting pursuant to a Member Consent, with such adjustments to the Operating Budget contained therein as may be necessary to reflect approved contracts or leases, deletion of non-recurring expense items set forth on the previous Operating Budget and increased insurance costs, taxes, utility costs and debt service payments.

     (e)  The Company  shall  operate  under annual  Business  Plans,  including
          Operating   Budgets  which  have  been   approved   pursuant  to  this
          subsection.

SECTION 3.5. ERISA Matters. The parties acknowledge that the Blackstone Member is a direct or indirect controlled subsidiary of an entity (the "Blackstone REOC") that is intended to qualify as a "real estate operating company" within the meaning of the U.S. Department of Labor plan asset regulation (Section 2510.3-101, Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations) and that it is intended that the Blackstone REOC will have the right to substantially participate directly in the management, operations and development of the Portfolio. Towards that end, on the Acquisition Closing Date, the Company and the Property Entities shall execute and deliver the letter agreement in the form attached as Exhibit C.

                                   ARTICLE IV

                           Other Activities Permitted

     Except as expressly provided hereunder, this Agreement shall not be construed in any manner to preclude any Member or any of its Affiliates from engaging in any activity whatsoever permitted by applicable law (whether or not such activity might compete, or constitute a conflict of interest, with the Company), including, without limitation, the provision of financial or investment advisory services to any Person, managing investments or receiving compensation or profit from any of the foregoing. The Blackstone Member acknowledges that the Tanger Guarantor and its Affiliates are engaged in the ownership and management of retail shopping facilities similar to, and in geographic proximity with, the Properties. The Blackstone Member acknowledges that neither the Tanger Guarantor, the Tanger Member nor any Affiliate of the Tanger Guarantor has any obligation (whether arising at law or in equity) to refrain from the ownership and/or management of any such other shopping center; provided, such acknowledgment does not diminish or impair any rights of the Company or obligations of the Tanger Manager under the Tanger Management Agreement or under the Tanger License Agreement. The Tanger Member acknowledges that neither BREP, the Blackstone Member nor any Affiliate of BREP has any obligation (whether arising at law or in equity) to refrain from the ownership and/or management of retail shopping facilities similar to, and in geographic proximity with, the Properties.

                                   ARTICLE V

                             Capital Contributions;

                                  Distributions

SECTION 5.1. Initial Capital Contributions.

     (a) Each of the Members have made or shall make on the dates and in the allocated amounts specified below initial capital contributions (the "Initial Capital Contributions") to pay the following items in connection with the acquisition of the Portfolio:

          (i) On the date hereof, the Blackstone Member shall deposit $6,666,667 and the Tanger Member shall deposit $3,333,333 with Fidelity National Title Insurance Company of New York, as escrow agent on account of the Deposit required to be delivered by the Company under the Property Purchase Agreement.

          (ii) On the Acquisition Closing Date, the Blackstone Member and the Tanger Member shall each make a further Capital Contribution to the Company in an amount equal to such Member's Sharing Percentage of the Acquisition Costs. The Blackstone Member and the Tanger Member acknowledge that the parties' estimate of the Acquisition Costs is as set forth on Schedule C attached hereto.

          (b) The obligation of the Blackstone Member and the Tanger Member to make their Initial Capital Contribution on the Acquisition Closing Date is subject to the satisfaction of the following conditions precedent:

               (i) the Existing Lender shall have consented to the assumption of the Existing GMAC Loan by the Property Entitles and any conditions to such consent shall have been satisfied; and

               (ii) all conditions  precedent to the  purchaser's  obligation to close under the Property Purchase Agreement shall have been satisfied or waived by the Members (including, without limitation, the waiver by L.L. Bean of a right of first refusal with respect to the outlet center commonly known as Rehoboth I located in Rehoboth, Delaware).

SECTION 5.2. Subsequent Fundings.

     (a) In addition to the Initial Capital Contributions set forth in Section 5.1, in the event it is determined by the Members acting pursuant to a Member Consent that funds in excess of the Initial Capital Contributions, are required (i) in connection with any of the purposes set forth in Section 2.5, (ii) to pay for fees, costs or expenses payable by the Company pursuant to this Agreement or (iii) otherwise to meet the Company's then existing obligations and, in each case, funds are not otherwise available from Company revenues, within 10 days after notice of a Member Consent authorizing such additional capital contributions, each of the Members shall make further Capital Contributions pro rata in accordance with their respective Sharing Percentages, which amounts shall be set forth in the books and records of the Company. The Tanger Member acknowledges that it does not have the right, without a Member Consent executed and delivered by the Blackstone Member, to make any further Capital Contributions or to loan any funds to the Company in order for the Company to distribute a Minimum Primary Return pursuant to this Agreement.

     (b) No Member shall be required to make a Capital Contribution except as provided in this Article V. No Member shall have any obligation to restore any negative balance in the Member's Capital Account upon liquidation of the Company. No Member shall be entitled to withdraw all or any part of its Capital Contributions except as expressly provided in this Agreement. No interest shall be payable by the Company on the Capital Contributions of any Member except as otherwise provided herein. In no event shall any Member be entitled to demand any property from the Company other than cash.

     (c) If any Member shall fail to timely make a Capital Contribution required pursuant to Section 5.2 (such Member is hereinafter referred to as a "Non-Contributing Member") and such default is not cured within 10 days of the due date for such Capital Contribution, then any other Member (a "Contributing Member") may fund all or part of such Capital Contribution and any amounts funded by a Contributing Member on behalf of a Non-Contributing Member shall be made directly to the Company but shall be treated as (i) a non-recourse demand loan (except to the extent of the Non-Contributing Member's Interest) made by the Contributing Member to the Non-Contributing Member (bearing interest at a fluctuating rate of interest equal to the greater of (A) 20% per annum and (B) 10% per annum in excess of the prime rate of interest publicly announced by Citibank, N.A., from time to time, but in no event in excess of the maximum rate permitted by applicable law), in each case with interest compounding quarterly, followed by (ii) a Capital Contribution (a "Default Capital Contribution") by such Non-Contributing Member to the Company. Any such non-recourse loan shall be repaid directly by the Company on behalf of the Non-Contributing Member to the Contributing Member only from Non-Capital Proceeds and Capital Proceeds thereafter otherwise distributable to the Non-Contributing Member until repaid in full. Amounts paid directly by the Company to the Contributing Member on account of the loan shall be deemed distributions to the Non-Contributing Member. Any Non-Capital Proceeds and Capital Proceeds used to repay such loan shall be applied first to the interest on and then to principal of such loan.

SECTION 5.3. Distributions Generally. Capital Proceeds (other than distributions of Capital Proceeds in connection with the sale of all of the assets of the Company) shall be distributed as soon as practicable but in any event within 45 days after the date that such Proceeds are received by the Company. Non-Capital Proceeds shall be distributed monthly no later than 10 days after the end of each calendar month. The Company shall make such distributions in cash among the Members in accordance with this Article V.

SECTION 5.4. Distribution of Proceeds.

     (a) Distribution of Non-Capital Proceeds shall be made to the Members in the following order:

          (i) First, to the Blackstone member until the balance of the Blackstone Member's Primary Return Account has been reduced to zero;

          (ii) Second, to the Tanger Member until the balance of the Tanger Member's Primary Return Account has been reduced to zero; and

          (iii)Third, one-third to the Blackstone Member and two-thirds to the Tanger Member.

     (b) Except in connection with a liquidation of the Company (which shall be governed by Section 7.3) distributions of Capital Proceeds shall be made to the Members in the following order:

          (i) First, to the Blackstone Member until the balance of the Blackstone Member's Primary Return Account has been reduced to zero;

          (ii) Second, to the Blackstone Member until the balance of the Blackstone Member's Investment Account has been reduced to zero;

         (iii) Third, to the Tanger Member until the balance of the Tanger Member's Primary Return Account has been reduced to zero;

          (iv) Fourth, to the Blackstone Member until the balance of the Blackstone Member's Secondary Return Account has been reduced to zero;

          (v) Fifth, to the Tanger Member until the balance of the Tanger Member's Investment Account has been reduced to zero;

          (vi) Sixth, to the Tanger Member until the balance of the Tanger Member's Secondary Return Account has been reduced to zero; and

         (vii) Seventh, one-third to the Blackstone Member and two-thirds to the Tanger Member.

     (c) For illustrative purposes only, a hypothetical example of certain possible distributions pursuant to Section 5.4(b) is set forth on Schedule D. The figures set forth on Schedule D are used solely for purposes of illustration and in no event shall the following examples be deemed to grant the Tanger Member or the Blackstone Member any additional rights under this Agreement.

SECTION 5.5. Restricted Payments. Notwithstanding any provisions to the contrary
in  this  Agreement,   the  Company  shall  not  make  a  distribution  if  such
distribution would violate the Act.

SECTION 5.6. Reimbursement of Expenses(a) Promptly after the date of this Agreement, the Company, to the extent it does not pay such costs and expenses directly, will reimburse each Member for Organizational Expenses incurred by such Member and all other third-party out-of-pocket costs and expenses incurred prior to the execution of this Agreement in connection with the formation of the Company as each of the same has been approved pursuant to a Member Consent.

     (b) Each of the Members shall be responsible for its own formation and organizational expenses with respect to the entities constituting each of the Members.

SECTION 5.7. Fee Waiver. A portion of the Acquisition Fee in the amount of $2,750,000 would have been payable to COP Holdings, LLC, an indirect member of the Blackstone Member. COP Holdings, LLC has agreed to waive its $2,750,000 fee in exchange for a "profits interest" indirectly in the Blackstone Member. Therefore (i) the Acquisition Fee payable by the Company is hereby reduced from $7,000,000 to $4,250,000, (ii) the amount of the Blackstone Member's Initial Capital Contribution on the Acquisition Closing Date shall be reduced by $2,750,000, (iii) the Blackstone Member shall receive an additional interest in profits of the Company in an amount up to $2,750,000 (the "Profits Interest") and (iv) for purposes of Section 5.4 and 7.3 of this Agreement, the $2,750,000 waived fee shall be deemed a Capital Contribution for purposes of calculating distributions to the Members. It is the intention of the Members that distributions to the Blackstone Member on account of the Profits Interest be limited to the extent necessary so that such Interest constitutes a "profits interest" for US federal income tax purposes. In furtherance of the foregoing, the Company shall, if necessary, limit distributions to the Blackstone Member on account of the Profits Interest under Section 5.4 so that such distributions do not exceed the amount of available profits (as determined by the Blackstone Member). In the event the Blackstone Member distributions are reduced pursuant to the preceding sentence, an amount equal to such excess distributions shall be treated as instead being apportioned to the Blackstone Member (on account of its Capital Contributions) and the Tanger Member under Section 5.4, and the Company shall make appropriate adjustments to future distributions with respect to Blackstone Member (on account of its Capital Contributions) and the Tanger Member under Section 5.4, so that the Blackstone Member receives (consistent with the principles of this subsection) an amount on account of its Profits Interest equal to such excess distributions out of amounts that, but for this sentence, would have been distributed to the Blackstone Member (on account of its Capital Contributions) and the Tanger Member.

                                   ARTICLE VI

          Books and Reports; Tax Matters; Capital Accounts; Allocations

SECTION 6.1. General Accounting Matters(a) Allocations of Net Income (Loss) pursuant to Section 6.4 shall be made by or under the direction of the Members at the end of each Fiscal Year.

     (b) Each Member shall be supplied with the Company information necessary to enable such Member to prepare in a timely manner its Federal, state and local income tax returns and such other financial or other statements and reports.

     (c) The Members shall keep or cause to be kept books and records pertaining to the Company's business showing all of its assets and liabilities, receipts and disbursements, realized profits and losses, Members' Capital Accounts and all transactions entered into by the Company. Such books and records of the Company shall be kept at the office of the Company and the Members and their representatives shall at all reasonable times have free access thereto for the purpose of inspecting or copying the same. The Company's books of account shall be kept on an accrual basis or as otherwise provided pursuant to a Member Consent and otherwise in accordance with generally accepted accounting principles, except that for income tax purposes such books shall be kept in accordance with applicable tax accounting principles.

     (d) All determinations, valuations and other matters of judgment required to be made for accounting and tax purposes under this Agreement shall be made by the Members acting pursuant to a Member Consent, and shall be conclusive and binding on all Members, former Members, their successors or legal representatives and any other Person except for computational errors or fraud, and to the fullest extent permitted by law no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto except for computational errors or fraud.

     (e) The books of the Company shall be examined, certified and audited annually as of the end of a Fiscal Year, by a recognized firm of independent certified public accountants selected pursuant to a Member Consent. Such accountants shall determine and prepare full financial statements, including, without limitation, a balance sheet, an income statement, a statement of changes in financial position and a statement of the Non-Capital Proceeds and Capital Proceeds of the Company. The Tax Matters Member shall promptly upon receipt of any such financial statements transmit copies thereof to each Member, together with the report and management letter of such accountants covering the results of such audit. The cost of all audits and reports provided to the Members pursuant to this Section shall be an expense of the Company.

SECTION 6.2. Certain Tax Matters.

     (a) The taxable year of the Company shall be the same as its Fiscal Year. The Members shall cause to be prepared all Federal, state and local tax returns of the Company for each year for which such returns are required to be filed and shall cause such returns to be timely filed. The Members shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Tax Matters Member, acting pursuant to Member Consent, shall make the election provided for in
          Section 754 of the Code, if, and only if the Member who or which has acquired an interest in the Company or a distribution of Company property with respect to which the election is made will have provided to the Tax Matters Member concurrently, or within 30 days after the Transfer of such interest, its undertaking to the effect that it, and its successors in interest hereunder, will reimburse the Company annually for its additional administrative costs incurred by reason of such election as determined by the auditor of the Company. The Tax Matters Member, acting pursuant to Member Consent, shall also make the election to amortize Organizational Expenses pursuant to Code Section 709 and the regulation promulgated thereunder. In addition, any Member may, subject to a Member Consent, cause the Company to make or refrain from making any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions. The "tax matters partner" for purposes of Section 6231(a)(7) of the Code (the "Tax Matters Member") shall be the
          Blackstone Member. The Tax Matters Member shall have all of the rights, duties, powers and obligations provided for in Sections 6221 through 6232 of the Code with respect to the Company.

     (b) The Members (i) shall take such reasonable actions as are necessary or advisable for a direct or indirect member of any Member to qualify as a "real estate investment trust" within the meaning of section 856 of the Code, including such actions as are reasonably requested by any such Member, and, (ii) shall refrain from taking actions inconsistent with the ability of such member to so qualify, including refraining from taking actions to the extent reasonably requested by any such Member.

SECTION 6.3. Capital Accounts.

     (a) There shall be established for each Member on the books of the Company as of the date hereof, or such later date on which such Member is admitted to the Company, a capital account (each being a "Capital Account"). Each Capital Contribution shall be credited to the Capital Account of such Member on the date such contribution of capital is paid to the Company. In addition, each Member's Capital Account shall be (a) credited with (i) such Member's allocable share of any Net Income of the Company, and (ii) any items of income or gain which are specially allocated pursuant to Section 6.5, (b) debited with (i) distributions to such Member of cash or the fair market value of other property (net of liabilities assumed by such Member and the liabilities to which such property is subject) (ii) such Member's allocable share of Net Loss of the Company and (iii) any items of loss or deduction specially allocated to such Member pursuant to Section 6.5, and (c) otherwise maintained in accordance with the provisions of the Code. Any other item which is required to be reflected in a Member's Capital Account under Section 704(b) of the Code or otherwise under this Agreement shall be so reflected. Capital Accounts shall be appropriately adjusted to reflect transfers of part (but not all) of a Member's interest in the Company. Interest shall not be payable on Capital Account balances. Notwithstanding anything to the contrary contained in this Agreement, the Company shall maintain the Capital
          Accounts of the Members in accordance with the principles and requirements set forth in section 704(b) of the Code and Regulations section 1.704-1(b)(2)(iv).

     (b) The initial Capital Account of the Members shall be equal to the Capital Contribution made pursuant to Section 5.1.

SECTION 6.4. Allocations. Except as otherwise provided in this Agreement, Net Income and Net Loss of the Company shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, and after taking into account actual distributions made during such Fiscal Year (and distributions with respect to such Fiscal Year to be made after the end of such Fiscal Year if the Tax Matters Member is able to determine in good faith the manner in which such distributions shall be made under Section 5.4(b)) is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Member pursuant to Section 5.4(b) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities, including the Company's share of any liability of any entity treated as a partnership for U.S. federal income tax purposes in which the Company is a partner, were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Section 5.4(b) to the Members immediately after making such allocation, minus (ii) such Member's share of Minimum Gain and Member Nonrecourse Debt Minimum Gain determined pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), computed immediately prior to the hypothetical sale of assets.

SECTION 6.5. Special Allocations. Notwithstanding the provisions of this Article VI, net income, net gain, and net loss of the Company (or items of income, gain, loss, deduction, or credit, as the case may be) shall be allocated in accordance with the following provisions of this Section 6.5 to the extent such provisions shall be applicable.

     (a) In the event any Member unexpectedly receives any adjustments, allocations or distributions described in paragraphs (b)(2)(ii)(d)(4),
          (5) or (6) of Section 1.704-1 of the regulations under the Code, there shall be specially allocated to such Member such items of Company income and gain, at such times and in such amounts as will eliminate as quickly as possible that portion of any deficit in its Capital Account caused or increased by such adjustments, allocations or distributions. To the extent permitted by the Code and the regulations thereunder, any special allocations of items of income or gain pursuant to this Section 6.5(a) shall be taken into account in computing subsequent allocations of Net Income (Loss) pursuant to this
          Section 6.5 so that the net amount of any items so allocated and the subsequent allocations of Net Income (Loss) to the Members pursuant to this Section 6.5(a) shall, to the extent possible, be equal to the net amounts that would have been allocated to each such Member pursuant to the provisions of this Section 6.5(a) if such unexpected adjustments, allocations or distributions had not occurred.

     (b) Nonrecourse Deductions of the Company for any Fiscal Year shall be specially allocated to the Members in the same proportion as Net Income or Net Loss is allocated for such Fiscal Year. Member Nonrecourse Deductions of the Company for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss for the liability in question. The provisions of this Section 6.5(b) are intended to satisfy the requirements of Regulations sections 1.704-2(e)(2) and 1.704-2(i)(1) and shall be interpreted in accordance therewith for all purposes under this Agreement.

     (c) If there is a net decrease in the Minimum Gain of the Company during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year equal to that Member's share of the net decrease in Minimum Gain, within the meaning of Regulations section 1.704-2(g)(2). The provisions of this Section 6.5(c) are intended to comply with the Minimum Gain chargeback requirements of Regulations section 1.704-2(f) and shall be interpreted in accordance therewith for all purposes under this Agreement.

     (d) If there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member that has a share of such member Nonrecourse Debt Minimum Gain, determined in accordance with Regulations section 1.704-2(i)(5), as of the beginning of such year shall be specially allocated items of Company income and gain for such year (and, if necessary, for succeeding years) equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain. The provisions of this Section 6.5(d) are intended to comply with the
          Member  Nonrecourse  Debt  Minimum  Gain  chargeback   requirement  of
          Regulations section 1.704-2(i)(4) and shall be interpreted in accordance therewith for all purposes under this Agreement.

SECTION 6.6. Tax Allocations. All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for Federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Net Income (Loss) shall be allocated among the Members pursuant to this Agreement, except as may otherwise be provided herein or by the Code. To the extent Treasury Regulations promulgated pursuant to Subchapter K of the Code (including under Sections 704(b) and (c) of the Code) require allocations for tax purposes that differ from the foregoing allocations, the Tax Matters Member may determine the manner in which such tax allocations shall be made so as to comply more fully with such Treasury Regulations or other applicable law and, at the same time to the extent reasonably possible, preserve the economic relationships among the Members as set forth in this Agreement.

                                  ARTICLE VII

                                   Dissolution

SECTION 7.1. Dissolution. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) an election by the Members, pursuant to a Member Consent, to dissolve the Company at such time all of the Properties have either been sold or transferred, (ii) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a member of the Company to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (x) to continue the Company and (y) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company.

SECTION 7.2. Winding-up. When the Company is dissolved, the business and property of the Company shall be wound up and liquidated pursuant to a Member Consent or, in the event of a Dissolution Event, by such liquidating trustee as may be approved by a Member Consent (the remaining Members or such liquidating trustee, as the case may be, being hereinafter referred to as the "Liquidator"). The Liquidator shall use its best efforts to reduce to cash and cash equivalent items such assets of the Company as the Liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax or other legal considerations.

SECTION 7.3. Final Distribution. Within 90 calendar days after the effective date of dissolution of the Company, the assets of the Company shall be distributed in the following manner and order:

     (a) to the payment of the expenses of the winding-up, liquidation and dissolution of the Company;

     (b) to pay all creditors of the Company, other than Members, either by the payment thereof or the making of reasonable provision therefor;

     (c) to establish reserves, in amounts established pursuant to a Member Consent or such Liquidator, to meet other liabilities of the Company; and

     (d) to pay, in accordance with the provisions of this Agreement applicable to any loans from a Member to a Company or in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Company that are Members, either by the payment thereof or the making of reasonable provision therefor. The remaining assets of the Company shall be applied and distributed in accordance with the provisions of Section 5.4 of this Agreement.

                                  ARTICLE VIII

                         Transfer of Member's Interests

SECTION 8.1. Restrictions on Transfer of Company Interests.

     (a) No Member may, directly or indirectly, assign, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of all or any part of its interest in the Company (any assignment, sale, exchange, transfer, pledge, hypothecation or other disposition of an interest in the Company being herein collectively called a "Transfer") to any Person, other than in accordance with Section 8.1(b). Without limiting the foregoing and except as permitted in Section 8.1(b), any change in the ultimate beneficial ownership of a Member shall be deemed a Transfer for purposes of this Agreement.

     (b) The Blackstone Member (and any Person holding an interest, directly or indirectly, in the Blackstone Member) may make a Transfer (i) to an Affiliate of BREP without obtaining the prior consent of the other Members, (ii) to any other Person, so long as following such transfer, such Blackstone Member remains an Affiliate of BREP, without obtaining the prior consent of the other Members, (iii) to one or more Capital Partners or (iv) to any other Person upon obtaining the prior consent of the Tanger Member. Notwithstanding the foregoing, prior to (i) the expiration of the Lockout Period, (ii) a Tanger Event or (iii) a Minimum Return Failure Event the Blackstone Guarantor will not Transfer to one or more Capital Partners all or substantially all of its interests, directly or indirectly, in the Blackstone Member unless such Transfer is the result of a Capital Partner exercising its contractual rights under the terms of the organizational documents of the Blackstone Member. The Tanger Member (and any Person holding an interest, directly or indirectly, in the Tanger Member) may make a Transfer (i) to an Affiliate of Tanger Guarantor without obtaining the prior consent of the other Members, (ii) to any other Person, so long as following such transfer, the Tanger Member remains an Affiliate of Tanger Guarantor, without obtaining the prior consent of the other Members or (iii) to any other Person upon obtaining the prior consent of the Blackstone Member. Notwithstanding anything to the contrary contained herein, a Transfer of shares or partnership interests in, or a Business Combination involving, Tanger REIT or Tanger Guarantor shall not be deemed a Transfer under this Agreement. Upon any direct Transfer of all of a Member's Interest in the Company in accordance with this subsection, the Person (the "Transferee") to whom the Member's Interest was transferred shall be admitted as a Member upon the Transferee's written acceptance and adoption of all of the terms and provisions of this Agreement.

     (c) The Tanger Member represents to the Blackstone Member that as of the date of this Agreement, the Tanger Member is a wholly-owned subsidiary of the Tanger Guarantor.

     (d) The Blackstone Member represents to the Tanger Member that as of the date hereof, the Blackstone Member is wholly-owned, directly or indirectly, by the Blackstone Guarantor and COP. The Tanger Member acknowledges that after the date hereof, interests in and management control of the Blackstone Member may be Transferred to one or more Capital Partners in accordance with this Section 8.1.

SECTION 8.2. Other Transfer Provisions.

     (a) Any purported Transfer by a Member of all or any part of its interest in the Company in violation of this Article VIII shall be null and void and of no force or effect.

     (b) Except as provided in this Article VIII, no Member shall have the right to withdraw from the Company prior to its termination and no additional Member may be admitted to the Company unless approved pursuant to a Member Consent. Notwithstanding any provision of this Agreement to the contrary, a Member may not Transfer all or any part of its interest in the Company if such Transfer (i) would jeopardize the status of the Company as a partnership for federal income tax purposes, or (ii) would violate, or would cause the Company to violate, any applicable law or regulation, including any applicable federal or state securities laws or any document or instrument evidencing indebtedness of the Company secured by the Properties.

     (c) Concurrently with the admission of any substitute or additional Member, the Members shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a transferee as a substitute Member in place of the Member transferring its interest, or the admission of an additional Member, all at the expense, including payment of any professional and filing fees incurred, of such substituted or additional Member. The admission of any Person as a substitute or additional Member shall be conditioned upon such Person's written acceptance and adoption of all the terms and provisions of this Agreement.

     (d) If any interest in the Company is Transferred during any accounting period in compliance with the provisions of this Article VIII, each item of income, gain, loss, expense, deduction and credit and all other items attributable to such interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during such period in accordance with Section 706(d) of the Code, using any conventions permitted by law and selected by the Members. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize a Transfer on the date that the other Members receive notice of the Transfer which complies with this Article VIII from the Member transferring its interest.

                                   ARTICLE IX

                              Right of First Offer

SECTION 9.1. Exercise of Right of First Offer.

     (a) Subject to Section 3.1(g), this Section 9.1 and Section 9.2, no Member shall have the right to cause the Company to sell any of the Properties (or the Company's interest in any Property Entity) for a period of three years and 180 days following the Acquisition Closing Date (the "Lockout Period") without the other Member's consent. After the expiration of the Lock-Out Period, either Member shall have the right to cause the Company to sell all of the Properties (or all of the Company's interest in all of the Property Entities) as part of a single sale (a "Disposition"), provided such Disposition shall be subject to the right of first offer given to the other Member pursuant to this Section 9.1 ("ROFO").

     (b) The Member desiring to sell all of the Properties or all of the Company's interest in all of the Property Entities (the "Offeror") shall, at any time after expiration of the Lockout Period, give a written notice (a "Sale Notice") to the other Member ("Offeree") setting forth (i) a statement of intent to rely upon this Section 9.1 and (ii) stating an all cash gross purchase price without deduction for any Company liabilities (the "ROFO Valuation Amount"), which
          Offeror would be willing to accept on behalf of the Company in connection with a Disposition. At any time within the 30-day period (the "Offer Period") commencing with the day Offeree receives the Sale Notice, Offeree shall either:

          (i) deliver to Offeror written notice rejecting the ROFO Valuation Amount (a "Rejection Notice"); or

          (ii) deliver to Offeror written notice electing to purchase the entire interest of Offeror in the Company (collectively, the "Offeror's Interest") at the Interest Price (an "Election Notice") and depositing within 15 days after delivery of the Election Notice in an escrow with a reputable title insurance company authorized to do business in the State of New York (the "ROFO Escrow Agent"), pursuant to escrow instructions consistent with this
     Article 9, a non-refundable cash down payment (the "Down Payment") in an aggregate amount equal to 5% of the ROFO Valuation Amount.

If Offeree shall have failed to (1) send an Election Notice within the Offer Period or to (2) deposit such Down Payment within 15 days of the delivery of the Election Notice, Offeree shall be deemed to have delivered a Rejection Notice under this Section 9.1 on the last day of the Offer Period.

     (c) In the event a Member has timely delivered a Sale Notice, the other Member shall be prohibited from sending an additional Sale Notice until the expiration of the ROFO Sale Period (as defined below) with respect to such Sale Notice.

     (d) Notwithstanding anything to the contrary contained herein, in the event a Tanger Event shall occur prior to the expiration of the Lockout Period, the Blackstone Member shall have the right, at any time following such Tanger Event, to cause the Company to sell all of the Properties or all of the Company's interest in all of the Property Entities subject to providing the Tanger Member with its ROFO under this Article IX.

     (e) Notwithstanding anything to the contrary contained herein, in the event a BREP Event shall occur prior to the expiration of the Lockout Period, the Tanger Member shall have the right, at any time following such BREP Event, to cause the Company to sell all of the Properties or all of the Company's interest in all of the Properties Entities subject to providing the Blackstone Member with its ROFO under this
          Article IX.

SECTION 9.2. Purchase Election Exercised

     (a) If Offeree properly made an election to purchase Offeror's Interest under Section 9.1(b)(ii), Offeror, as seller, and Offeree, as purchaser, shall proceed to close the sale of Offeror's Interest at Offeror's Interest Price on a date (the "ROFO Closing Date") which is mutually acceptable to Offeror and Offeree, but in any event not later than 30 days after the expiration of the Offer Period at a location in New York City designated by Offeree. On the ROFO Closing Date, (i) Offeror shall sell to Offeree all of its Interests in the Company, free and clear of all liens, encumbrances, claims, rights and options (but subject to this Agreement) by Offeror and Offeree executing and delivering the documents attached hereto as Exhibit D (the "ROFO Sale Documents") and (ii) Offeree shall pay to Offeror the Interest Price by wire transfer of immediately available funds. Escrow costs, if any, shall be divided equally between Offeror and Offeree. Offeree shall pay all transfer or similar taxes due upon the sale of Offeror's Interests under this Article to Offeree. Each of Offeror and Offeree shall be responsible for all of its other own costs and expenses, including attorneys fees, arising out of such sale.

     (b) If the closing fails to occur by reason of a default of Offeree, Offeree's rights under this Article IX shall be deemed extinguished, Offeror shall be entitled to retain the Down Payment as liquidated damages and Offeror shall thereafter be free, at any time and from time to time, to cause the Company to sell the Properties or the Company's interest in the Property Entities exclusively on behalf of the Company or the Property Entities in an arms-length transaction with a third-party at such price as Offeror determines without compliance with the provisions of this Article IX. The parties acknowledge that it would be impractical and extremely difficult to estimate the damages which the Offeror may suffer in connection with a default by the Offeree under this Section. Therefore, the parties have agreed that a reasonable estimate of the total net detriment that the Offeror would suffer in such event is and shall be the right of Offeror to receive from the ROFO Escrow Agent the Deposit as liquidated damages, as its sole and exclusive remedy under this
          Section 9.2. Such liquidated damages are not intended as a forfeiture or penalty within the meaning of applicable law. If the closing fails to occur by reason of default of Offeror, then, in addition to any other remedies available at law or equity, Offeree shall have the right to seek specific performance.

SECTION 9.3. Purchase Election Not Exercised.

     (a) If Offeree has delivered a Rejection Notice (or is deemed to have delivered a Rejection Notice) pursuant to Section 9.1(b), Offeror shall have a period (the "ROFO Sale Period") of 180 days from the expiration of the Offer Period to cause the Company or the Property Entities to enter into a contract of sale for the Properties or the Company's interest in the Property Entities as Offeror shall deem necessary or desirable (a "Disposition Agreement") with a party (other than Affiliates of Offeror) for a purchase price equal to or greater than 100% of the ROFO Valuation Amount. The Disposition Agreement must provide for a closing under such Disposition Agreement on a date ("Outside Date") not later than 270 days after the expiration of the Offer Period. Offeree shall cooperate in such sale and shall execute and deliver any and all documents and instruments reasonably required to effectuate such sale, including, without limitation, the Disposition Agreement and deeds for the Properties; provided, however, Offeror, acting alone shall have the authority necessary as aforesaid to bind the Company and the Members and to execute any and all documents that may be required in connection with such sale.

     (b) If Offeror desires to cause the Company to sell all of the Properties or the Company's interest in all of the Property Entities for less than 100% of the ROFO Valuation Amount, Offeror shall have the right at any time to issue a revised Sale Notice to Offeree setting forth such revised ROFO Valuation Amount and otherwise complying with all of the requirements of Section 9.1. Upon receipt of such revised Sale Notice, Offeree shall have all of the rights as set forth in Section
          9.1. If Offeror desires to cause the Company to sell all of the Properties or the Company's interest in all of the Property Entities
          (i) pursuant to a contract entered into after the expiration of the ROFO Sale Period or (ii) on a date after the Outside Date, Offeror must again comply with all of the requirements of Section 9.1 and Offeree shall have all of the rights as set forth in Section 9.1.

                                   ARTICLE X

                                  Miscellaneous

SECTION 10.1. Equitable Relief. The Members hereby confirm that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but, nothing herein contained is intended to, nor shall it, limit or affect any right or rights at law or by statute or otherwise of a Member aggrieved as against the other for a breach or threatened breach of any provision hereof, it being the intention by this Section 10.1 to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise and that the mention herein of any particular remedy shall not preclude a Member from any other remedy it or he might have, either in law or in equity.

SECTION 10.2. Officers. The Company may employ and retain persons as may be necessary or appropriate for the conduct of the Company's business, including employees and agents who may be designated as officers with titles, including, but not limited to, "chairman," "chief executive officer," "president," "vice president," "treasurer," "secretary," "director" and "chief financial officer," as and to the extent authorized by a Member Consent and with such powers as authorized by a Member Consent.

SECTION 10.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, the Company is formed pursuant to the Act, and the rights and liabilities of the Members shall be as provided therein, except as herein otherwise expressly provided.

SECTION 10.4. Successors and Assigns. Subject to Article VIII, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

SECTION 10.5. Access; Confidentiality. By executing this Agreement, each Member expressly agrees, at all times during the term of the Company and thereafter and whether or not at the time a Member of the Company (i) not to issue any press release or advertisement or take any similar action concerning the Company's business or affairs without first obtaining a Member Consent which shall not be unreasonably withheld, (ii) not to publicize detailed financial information concerning the Company and (iii) not to disclose the Company's affairs generally without using reasonable efforts to consult with the other Members prior to such disclosure; provided, however, the foregoing shall not restrict any Member from disclosing information concerning such Member's investment in the Company to its officers, directors, employees, agents, legal counsel, accountants, other professional advisors, limited partners, members and Affiliates, or to prospective or existing investors of such Member or its Affiliates or to prospective or existing lenders to such Member or its Affiliates. The provisions of this Section shall survive the termination of the Company. Notwithstanding anything to the contrary provided elsewhere herein, (i) any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind,
(x) the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure (however, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities law) or (y) any other information to the extent necessary to comply with applicable federal or state securities laws or in connection with the required accounting for a Member's Interest in the Company under generally accepted accounting principles, (ii) the Members shall cause the Company to issue a press release in a form to be approved by the Members upon the full execution of the Purchase Agreement and following the Acquisition Closing Date, (iii) COP, RFR Holdings LLC or its Affiliates may disclose in any form and for any purpose (including but not limited to marketing or promotional materials) that they have "originated and acted as an advisor and participant" in the acquisition of the Portfolio; provided that, without the consent of the Tanger Member, none of the COP, RFR Holdings LLC or any of its Affiliate shall be entitled to use or mention the name of the Tanger Member or any of its Affiliate in any such disclosure and
(iv) Compass Advisers, LLC or its Affiliates may disclose in any form and for any purpose (including but not limited to marketing or promotional materials) that they have acted as an advisor to the Tanger Member and its Affiliates in the acquisition of the Portfolio; provided that, without the consent of the Blackstone Member, Compass Advisers, LLP or its Affiliates shall not be entitled to use or mention the name of the Blackstone Member or any of its Affiliate in any such disclosure. The provisions of this Section 10.5 shall survive the termination of the Company.

SECTION 10.6. Notices. Whenever notice is required or permitted by this Agreement to be given, such notice need not be in writing unless otherwise required herein or requested by the receiving Member. If in writing, such notice shall be given to any Member at its address or facsimile number shown in the Company's books and records (including Schedule A hereto). Each such notice shall be effective (i) if given by facsimile, upon oral confirmation of receipt,
(ii) if given by mail, on the fourth day after deposit in the mails (certified or registered return receipt requested) addressed as aforesaid and (iii) if given by any other means, when delivered to and receipted for at the address of such Member specified as aforesaid.

SECTION 10.7. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.

SECTION 10.8. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter hereof.

SECTION 10.9. Amendments. Any amendment to this Agreement shall be effective only if such amendment is evidenced by a written instrument duly executed and delivered pursuant to a Member Consent.

SECTION 10.10. Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

SECTION 10.11. Representations and Warranties. Each Member represents, warrants and covenants to each other Member and to the Company that:

     (a) such Member, if not a natural person, is duly formed and validly existing under the laws of the jurisdiction of its organization with full power and authority to conduct its business to the extent contemplated in this Agreement;

     (b) this Agreement has been duly authorized, executed and delivered by such Member and constitutes the valid and legally binding agreement of such Member enforceable in accordance with its terms against such Member except as enforceability hereof may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights generally and by general equitable principles;

     (c) the execution and delivery of this Agreement by such Member and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which such Member is a party or by which it is bound or to which its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, or violate any statute, regulation, law, order, writ, injunction, judgment or decree to which such Member is subject;

     (d) such Member is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which the properties of it are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect such Member's ability to carry out its obligations under this Agreement;

     (e) there is no litigation, investigation or other proceeding pending or, to the knowledge of such Member, threatened against such Member or any of its Affiliates which, if adversely determined, would materially adversely affect such Member's ability to carry out its obligations under this Agreement; and

     (f) no consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of such Member is required for the execution and delivery of this Agreement by such Member and the performance of its obligations and duties hereunder.

SECTION 10.12. Guaranties

     (a) Either the Tanger Guarantor or the Blackstone Guarantor or both (each a "Guarantor" and collectively the "Guarantors") may be required to provide to the Existing Lender a recourse carve-out guarantee ("Guaranty") with respect to one or more of the items set forth on Schedule E (the "Recourse Obligations") in connection with the assumption of the Existing GMAC Loan by the Property Entities. The Blackstone Member shall indemnify and hold the Tanger Guarantor harmless to the extent that any loss, claim, damage or liability ("Loss") of the Tanger Guarantor under such Guaranty is caused by the willful misconduct, gross negligence, fraud or criminal conduct of the Blackstone Member or any of its Affiliates. The Tanger Member shall indemnify and hold the Blackstone Guarantor harmless to the extent that any Loss of the Blackstone Guarantor under such Guaranty is caused by the willful misconduct, gross negligence, fraud or criminal conduct of the Tanger Member or any of its Affiliates.

     (b) If such Loss does not result from the willful misconduct, gross negligence, fraud or criminal conduct of the Blackstone Member, the Tanger Member or their respective Affiliates (a "Mutual Loss Event"), then each Member's liability in connection with such Loss shall be equal to such Member's Sharing Percentage of the Loss (its "Proportionate Liability Amount"). If any Guarantor ("Indemnified Guarantor") pays more than its affiliated Member's Proportionate Liability Amount under any of the Guarantees in connection with a Mutual Loss Event (the "Excess Amount"), then the Member affiliated with the other Guarantor shall indemnify and hold harmless such Indemnified Guarantor from and against such Excess Amount and all payments, costs and expenses (including reasonable attorneys' fees) which are incurred by the Indemnified Guarantor in enforcing its rights under this Section.

     (c) The Tanger Member and the Blackstone Member each hereby covenant and agree that it shall not engage in any conduct or action that would violate any of the Recourse Obligations.

     (d) The Tanger Guarantor and the Blackstone Guarantor shall each provide the Existing Lender with all information in its possession or readily obtainable relating to such Guarantor's respective financial condition which is requested by the Existing Lenders in connection with the assumption of the Existing Loan by the Property Entities.

     (e) The Blackstone Guarantor shall execute and deliver to the Tanger Member, the Blackstone Guaranty, whereby the Blackstone Guarantor shall guaranty the due performance of the obligations of the Blackstone Member under Section 3.3 and this Section 10.12.

     (f) The Tanger Guarantor shall execute and deliver to the Blackstone Member, the Tanger Guaranty, whereby the Tanger Guarantor shall (i) guaranty the due performance of the obligations of the Tanger Member under Section 3.3 and this Section 10.12, and (ii) indemnify the Blackstone Member for any Loss incurred by the Blackstone Member after a Minimum Return Failure Event as a result of any action taken by the Tanger Member or any Affiliate thereof to impair or delay implementation of any action by the Company approved by the Blackstone Member.

          IN WITNESS WHEREOF, the parties have executed this Limited Liability Company Agreement as of the day and year first above written.

                   Blackstone Member:

                   BROC PORTFOLIO L.L.C., a Delaware limited liability company

                   By:      __________________________
                   Name:
                   Title:

                   Tanger Member:
                   TANGER COROC, LLC, a North Carolina limited liability company

                   By:  Tanger Devco, LLC, its manager

                   By: __________________________
                   Name:
                   Title: